                               CUSTODIAN CONTRACT

                                     Between

                     PRUDENTIAL-BACHE MUNICIPAL SERIES FUND

                                       and

                       STATE STREET BANK AND TRUST COMPANY

DATED: As of August 29, 1984
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. Emp1oyment of Custodian and Property to be
   Held by It ............................................................     1

2. Duties of the Custodian with Respect to
   Property of the Fund Held by the Custodian ............................     2

   2.1   Holding Securities ..............................................     2
   2.2   Delivery of Securities ..........................................     3
   2.3   Registration of Securities ......................................     7
   2.4   Bank Accounts ...................................................     7
   2.5   Payments for Shares .............................................     8
   2.6   Investment and Availability of Federal
         Funds ...........................................................     8
   2.7   Collection of Income ............................................     9
   2.8   Payment of Fund Moneys ..........................................    10
   2.9   Liability for Payment in Advance of
         Receipt of Securities Purchased .................................    12
   2.10  Payments for Repurchases or Redemptions
         of Shares of the Fund ...........................................    13
   2.11  Appointment of Agents ...........................................    13
   2.12  Deposit of Fund Assets in Securities
         Systems .........................................................    14
   2.13  Segregated Account ..............................................    17
   2.14  Ownership Certificates for Tax Purposes .........................    18
   2.15  Proxies .........................................................    18
   2.16  Communications Relating to Fund
         Portfolio Securities ............................................    18
   2.17  Proper Instructions .............................................    19
   2.18  Actions Permitted Without Express
         Authority .......................................................    21
   2.19  Evidence of Authority ...........................................    21

3. Duties of Custodian With Respect to the Books of
   Account and Calculation of Net Asset Value
   and Net Income ........................................................    22

4. Records ...............................................................    23

5. Opinion of Fund's Independent Accountant ..............................    23

6. Reports to Fund by Independent Public
   Accountants ...........................................................    24

7. Compensation of Custodian .............................................    24

8. Responsibility of Custodian ...........................................    24


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9.   Effective Period, Termination and Amendment .........................    26

10.  Successor Custodian .................................................    27

11.  Interpretive and Additional Provisions ..............................    29

12.  Trustees ............................................................    29

13.  Massachusetts Law to Apply ..........................................    29


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                               CUSTODIAN CONTRACT

      This Contract made as of August 29, 1984 between Prudential-Bache Municipal Series Fund (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated May 18, 1984, as the same may be amended from time to time, (the "Declaration of Trust") and State Street Bank and Trust Company (the "Custodian"),

      WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the custodian of its assets, subject to the provisions hereof, pursuant to the provisions of the Fund's By-Laws. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest, $.01 par value, ("Shares") of all series of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

      The Custodian may from time to time employ one or more sub-custodians, but only in accordance with an applicab1e vote by the Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian, provided that the Custodian's agreement with any such sub-custodian imposes on such sub-custodian responsibilities and liabilities similar in nature and scope to those imposed by this Contract with respect to the functions to be performed by such sub-custodian.

      State Street acknowledges that series of the Fund may be terminated, and additional series established, from time to time by action of the Trustees of the Fund. If the context requires and unless otherwise specifically provided herein, the term "Fund" as used in this Contract shall mean in addition each separate series.

2. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian

      2.1 Holding Securities. The Custodian shall hold and physically segregate in a separate account for each series of the Fund all non-cash property allocated to such series, including all securities owned by the Fund and allocated to such series, except that securities which are maintained pursuant to Section 2.12 hereof in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities Systems", shall be identified as belonging to a specified series.

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      2.2   Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities Systems account of the Custodian only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            (1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

            (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

            (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

            (4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

            (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            (6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the

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                  name or nominee name of any agent appointed pursuant to
                  Section 2.11 hereof or into the name or nominee name of any sub-custodian appointed pursuant to Article 1 hereof; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

            (7) To the broker selling the same for examination in accordance with the "street delivery" custom; provided that the Custodian shall adopt such procedures, as the Fund from time to time shall approve, to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

            (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            (9) In the case of warrants, rights or similar securities, for the surrender thereof in the exercise of such warrants, rights, or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            (10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

            (11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

            (12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing

                  Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

            (13) Upon receipt of instructions from the transfer and dividend disbursing agent for the Fund (the "Transfer Agent"), for delivery to the Transfer Agent or to holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

            (14) For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper trust purposes, and naming the person or persons to whom delivery of such securities shall be made.

      2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.11 hereof or in the name or nominee name of any sub-custodian or special custodian appointed pursuant to Article 1 hereof. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street" or other good delivery form.

      2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended. Funds held by the

            Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940, as amended, and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

      2.5 Payments for Shares. The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

      2.6 Investment and Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shal1, upon the receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties.

            1) invest in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Fund; and

            2) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund, of funds received in respect of sales of portfolio securities by the Fund, and of funds obtained through borrowings by the Fund, in each case which are deposited into the Fund's account.

      2.7 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect an a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

      2.8 Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

            (1) Upon the purchase of securities for the account of the Fund but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, or is permitted by a rule under such Act, to act as a custodian and has been designated by the Custodian as its agent for this purpose) or sub-custodian registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
                  Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Fund and the Custodian, another bank or a broker or dealer which is a member of the NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Fund;

            (2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

            (3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.10 hereof;

            (4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

            (5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

            (6) For payment of the amount of dividends received in respect of securities sold short;

            (7) For any other proper purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

      2.9 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been trans-ferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

      2.10 Payments for Repurchases or Redemptions of Shares of the Fund. From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

      2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; pro-vided, however, that the appointment of any agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

      2.12 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under
            Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

            (1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.

            (2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by series by book-entry those securities belonging to the Fund.

            (3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day.

            (4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

            (5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 9 hereof.

            (6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

      2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with put options sold or written by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper trust purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the

            Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

      2.14 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

      2.15 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

      2.16 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) re-ceived by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

      2.17  Proper Instructions. Proper Instructions as used throughout this
            Article 2 means a writing signed or initialled by one or more person or persons as the Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. It is understood and agreed that the Trustees have autho-rized (i) The Prudential Insurance Company of America ("Prudential"), as adviser of the Fund pursuant to an Investment Advisory Agreement dated as of August 29, 1984 between Prudential and the Fund, to deliver Proper Instructions with respect to all matters for which Proper Instructions are required by this Article 2 except Section 2.2(13), Section 2.2(14), Section 2.8(3), Section 2.8(4), Section 2.8(5) and Section 2.8(7) hereof and (ii) Prudential-Bache Securities Inc. ("Bache"), as administrator of the Fund pursuant to an Administration Agreement, dated as of August 29, 1984 between Bache and the Fund, to deliver Proper Instructions with respect to matters set forth in Section 2.2(13), Section 2.8(3),
            Section 2.8(4) and Section 2.8(5). The Custodian may rely upon the certificate of an officer of Prudential or Bache, as the case may be, with respect to the person or persons authorized on behalf of Prudential and Bache, respectively, to sign, initial or give Proper Instructions for the purposes of this Article 2.

      Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees of the Fund accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

      2.18 Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

            (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

            (2) surrender securities in temporary form for securities in definitive form;

            (3) endorse for collection, in the name of the Fund, checks, drafts and other negotiab1e instruments; and

            (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Trustees of the Fund.

      2.19 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3. Duties of Custodian with Respect to Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Fund to keep the books of account of the Fund. Unless otherwise directed by Proper Instructions, the Custodian shall compute the net asset value per share of the outstanding shares of each series of the Fund. The Custodian shall also calculate daily the net income of each series of the Fund as described in the Fund's currently effective prospectus, and shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each series of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.    Records

      The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of l940, as amended, with particular attention to Section 31 thereof and Rules 31a-l and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

5.    Opinion of Fund's Independent Accountant

      The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's registration statement on Form N-1A, and its annual report on Form N-1R or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.    Reports to Fund by Independent Public Accountants

      The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed, shall state in detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state.

7.    Compensation of Custodian

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

8.    Responsibility of Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In order that the indemnification provisions contained in this
Article 8 shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or save the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning any situation which may give rise to a claim for indemnification against the Fund and it is understood that the Custodian will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Custodian against any claim which may be the subject to this indemnification, and in the event that the Fund so elects it will so notify the Custodian, and thereupon the Fund shall take over complete defense of the claim, and the Custodian shall in such situations initiate no further legal or other expenses for which it shall seek indemnification under this Article 8. The Custodian shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Custodian except with the Fund's prior written consent.

      If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability in some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

9.    Effective Period, Termination and Amendment

      This Contract shall become effective as of the date first above written, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Trustees have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Dec1aration of Trust or By-Laws of the Fund, and further provided, that the Fund may at any time by action of its Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Federal Deposit Insurance Corporation or Commissioner of Banks for the Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.   Successor Custodian

      If a successor custodian shall be appointed by the Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, deliver at the office of the Custodian such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, as amended, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $50,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.   Interpretive and Additional Provisions

      In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust or the By-Laws of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.   Trustees

      All references to actions of or by Trustees herein shall require action by such Trustees acting as a board or formally constituted group and not individually.

13.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

      The name "Prudential-Bache Municipal Series Fund" is the designation of the Trustees for the time being under a

Declaration of Trust dated May 18, 1984 and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the day and year first above written.

[SEAL]                                        PRUDENTIAL-BACHE MUNICIPAL SERIES
ATTEST                                          FUND


/s/ S. Jane Rose                              By: /s/ [ILLEGIBLE]
-----------------------------                    -----------------------------
                                                  President

[SEAL]                                        STATE STREET BANK AND TRUST
ATTEST                                          COMPANY


/s/ [ILLEGIBLE]                               By: /s/ [ILLEGIBLE]
-----------------------------                    -----------------------------
Assistant Secretary                               Vice President

                               CUSTODIAN CONTRACT
                                     Between
                   EACH OF THE PARTIES INDICATED ON APPENDIX A
                                       and
                       STATE STREET BANK AND TRUST COMPANY

21M1089

WP1041C

                                TABLE OF CONTENTS

                                                                            Page

1.   Employment of Custodian and Property to be
     Held By It ...........................................................    1

2.   Duties of the Custodian with Respect to Property of
     the Fund Held by the Custodian in the United States ..................    2

     2.1   Holding Securities .............................................    2
     2.2   Delivery of Securities .........................................    3
     2.3   Registration of Securities .....................................    8
     2.4   Bank Accounts ..................................................    8
     2.5   Availability of Federal Funds ..................................    9
     2.6   Collection of Income ...........................................   10
     2.7   Payment of Fund Monies .........................................   10
     2.8   Liability for Payment in Advance of
           Receipt of Securities Purchased ................................   13
     2.9   Appointment of Agents ..........................................   14
     2.10  Deposit of Securities in Securities System .....................   14
     2.10A Fund Assets Held in the Custodian's Direct
           Paper System ...................................................   17
     2.11  Segregated Account .............................................   19
     2.12  Ownership Certificates for Tax Purposes ........................   20
     2.13  Proxies ........................................................   20
     2.14  Communications Relating to Fund
           Portfolio Securities ...........................................   20
     2.15  Reports to Fund by Independent Public
           Accountants ....................................................   21

3.   Duties of the Custodian with Respect to Property of
     the Fund Held Outside of the United States ...........................   22

     3.1   Appointment of Foreign Sub-Custodians ..........................   22
     3.2   Assets to be Held ..............................................   22
     3.3   Foreign Securities Depositories ................................   23
     3.4   Segregation of Securities ......................................   23
     3.5   Agreements with Foreign Banking Institutions ...................   24
     3.6   Access of Independent Accountants of the Fund ..................   24
     3.7   Reports by Custodian ...........................................   25
     3.8   Transactions in Foreign Custody Account ........................   25
     3.9   Liability of Foreign Sub-Custodians ............................   26
     3.10  Liability of Custodian .........................................   27
     3.11  Reimbursement for Advances .....................................   28
     3.12  Monitoring Responsibilities ....................................   28
     3.13  Branches of U.S. Banks .........................................   29

4.   Payments for Repurchases or Redemptions and Sales
     of Shares of the Fund ................................................   29

5.   Proper Instructions ..................................................   30

6.   Actions Permitted Without Express Authority ..........................   32

7.   Evidence of Authority ................................................   32

8.   Duties of Custodian with Respect to the Books of
     Account and Calculations of Net Asset Value and
     Net Income ...........................................................   33

9.   Records ..............................................................   33

10.  Opinion of Fund's Independent Accountant .............................   34

11.  Compensation of Custodian ............................................   34

12.  Responsibility of Custodian ..........................................   34

13.  Effective Period, Termination and Amendment ..........................   37

14.  Successor Custodian ..................................................   38

15.  Interpretive and Additional Provisions ...............................   40

16.  Massachusetts Law to Apply ...........................................   40

17.  Prior Contracts ......................................................   40

18.  The Parties ..........................................................   40

19.  Limitation of Liability ..............................................   41

                               CUSTODIAN CONTRACT

      This Contract between State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian", and each Fund listed on Appendix A which evidences its agreement to be bound hereby by executing a copy of this Contract (each such Fund individually hereinafter referred to as the "Fund").

      WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.    Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the custodian of its assets, including securities it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Articles of Incorporation/Declaration of Trust. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

      Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors/Trustees of the Fund, and provided that the Custodian shall have the same responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed as any such sub-custodian has to the Custodian, provided that the Custodian agreement with any such domestic sub-custodian shall impose on such sub-custodian responsibilities and liabilities similar in nature and scope to those imposed by this Agreement with respect to the functions to be performed by such sub-custodian. The Custodian may employ as sub-custodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, to be held by it in the United States, including all domestic securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as Issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book-entry system account ("Direct Paper System") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

      3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

      4) To the depository agent In connection with tender or other similar offers for portfolio securities of the Fund;

      5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom: provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the

            Custodian's own negligence or willful misconduct;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

      11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

      12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

      13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

      14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

      15) For any other proper business purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors/Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors/Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.7 Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

      1) Upon the purchase of securities held domestically, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities, or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as Its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A; (d) in the case of repurchase agreements entered Into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

      2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

      3) For the redemption or repurchase of Shares issued by the Fund as set forth in Article 4 hereof;

      4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the

            Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

      6) For payment of the amount of dividends received in respect of securities sold short;

      7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors/Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

      1) The Custodian may keep domestic securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      2) The records of the Custodian with respect to domestic securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

      3) The Custodian shall pay for domestic securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and
            (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of domestic securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish promptly to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund.

      4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

      5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 13 hereof;

      6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.10A Fund Assets Held in the Custodian's Direct Paper System
      The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

      1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

      2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

      4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

      5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund;

      6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time;

2.11 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash, government securities or liquid, high-grade debt obligations in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors/Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of such securities.

2.13 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14  Communications Relating to Fund Portfolio Securities
      Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities held domestically and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.15  Reports to Fund by Independent Public Accountants
      The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1   Appointment of Foreign Sub-Custodians
      The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board of Directors/Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(l) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in
      Section 3.5 hereof.

3.4   Segregation of Securities
      The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration;
      (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 Reports by Custodian. Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

3.8   Transactions in Foreign Custody Account
      (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, in their entirety to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

      (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

      (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.11 Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13  Branches of U.S. Banks

      (a) Except as otherwise set forth in this Contract, the provisions of
      Article 3 shall not apply where the custody of the Fund assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

      (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

4.    Payments for Repurchases or Redemptions and Sales of Shares of the Fund

      From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation/ Declaration of Trust and any applicable votes of the Board of

Directors/Trustees of the Fund pursuant thereto, the Custodian shall, Upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

      The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

5.    Proper Instructions

      Proper Instructions as used herein means a writing signed or initialled by one or more person or persons as the officers of the Fund shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. It is understood and agreed that the Board of Directors/Directors/Trustees has authorized (i) Prudential Mutual Fund Management, Inc., as Manager of the Fund, and (ii) The Prudential Investment Corporation (or Prudential-Bache Securities Inc.), as Subadviser to the Fund, to deliver proper instructions with respect to all matters for which proper Instructions are required by this Article 5. The Custodian may rely upon the certificate of an officer of the Manager or Subadviser, as the case may be, with respect to the person or persons authorized on behalf of the Manager and Subadviser, respectively, to sign, initial or give proper instructions for the purpose of this Article 5. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

6.    Actions Permitted without Express Authority

      The Custodian may in its discretion, without express authority from the
Fund:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors/Trustees of the Fund.

7.    Evidence of Authority

      The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors/Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such Vote or (b) of any determination or of any action by the Board of Directors/Trustees pursuant to the Articles of Incorporation/

Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors/Trustees of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

9.    Records

      The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.   Opinion of Fund's Independent Accountant

      The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, Form N-2 (in the case of a closed end Fund) and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.   Compensation of Custodian

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

l2.   Responsibility of Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund.

      The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

      If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

      If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement provided, however that, prior to disposing of Fund assets hereunder, the Custodian shall give the Fund notice of its intention to dispose of assets identifying such assets and the Fund shall have one business day from receipt of such notice to notify the Custodian if the Fund wishes the Custodian to dispose of Fund assets of equal value other than those identified in such notice.

13.   Effective Period, Termination and Amendment

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors/Trustees of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors/Trustees has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors/Trustees has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors/Trustees has reviewed the use by the Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation/Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Directors/Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14.   Successor Custodian

      If a successor custodian shall be appointed by the Board of Directors/ Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian; duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors/Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors/Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors/Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.   Interpretive and Additional Provisions

      In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation/Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

17.   Prior Contracts

      This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

18.   The Parties

      All references herein to the "Fund" are to each of the Funds listed on Appendix A individually, as if this Contract were between such individual Fund and the Custodian. With respect to any Fund listed on Appendix A which is organized as a

Massachusetts Business Trust, references to Board of Directors and Articles of Incorporation shall be deemed a reference to Board of Directors/Trustees and Articles of Incorporation/Declaration of Trust respectively and reference to shares of capital stock shall be deemed a reference to shares of beneficial interest.

19.   Limitation of Liability

      Each Fund listed on Appendix A that is referenced as a Massachusetts Business Trust is the designation of the Directors/Trustees under a Articles of Incorporation/Declaration of Trust, dated (see Appendix A) and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Directors/Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the dates set forth on Appendix A.


ATTEST                                    STATE STREET BANK AND TRUST COMPANY

/s/[SIGNATURE ILLEGIBLE]                  By   /s/ Al O'Neal
------------------------------                 ------------------------------
     Assistant Secretary                          Vice President



ATTEST                                    EACH OF THE FUNDS LISTED ON APPENDIX A

/s/ S. Jane Rose                          By   /s/ Robert F. Gunia
------------------------------                 ------------------------------
     Secretary                                    Vice President

                                   Appendix A

                                                     Execution                 Date of
Fund Name                                               Date             Declaration of Trust
---------                                               ----             --------------------
                                                                           (if applicable)
Command Government Fund                             July 1, 1990        August 19, 1981

Command Money Fund                                  July 1, 1990        June 5, 1981

Command Tax-Free Money Fund                         July 1, 1990        June 5, 1981

The Global Yield Fund, Inc.                         September 5, 1990

Prudential-Bache California Municipal Fund          August 1, 1990      May 18, 1984

Prudential-Bache Equity Fund, Inc.                  August 1, 1990

Prudential-Bache Global Fund, Inc.                  June 7, 1990

Prudential-Bache GNMA Fund, Inc.                    August 1, 1990

Prudential-Bache Government Plus Fund, Inc.         July 31, 1990

Prudential-Bache Government Securities Trust        July 26, 1990       September 22, 1981

Prudential-Bache Growth Opportunity Fund, Inc.      July 26, 1990

Prudential-Bache High Yield Fund, Inc.              July 26, 1990

Prudential-Bache IncomeVertible Plus Fund, Inc.     June 6, 1990

Prudential-Bache MoneyMart Assets, Inc.             July 25, 1990

Prudential-Bache Multi-Sector Fund, Inc.            June 1, 1990

Prudential-Bache Municipal Series Fund              August 1, 1990      May 18, 1984

Prudential-Bache National Municipals Fund, Inc.     July 26, 1990

Prudential-Bache Option Growth Fund, Inc.           July 31, 1990

Prudential-Bache Research Fund, Inc.                July 25, 1990

Prudential-Bache Special Money Market Fund, Inc.    January 12, 1990

Prudential-Bache Structured Maturity Fund, Inc.     July 25, 1989

Prudential-Bache Tax-Free Money Fund, Inc.          July 26, 1989

Prudential-Bache U.S. Government Fund               June 7, 1990        September 22, 1986

Prudential-Bache Utility Fund, Inc.                 June 6, 1990

Schedule A

      The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors/Trustees of Each of the Parties Indicated on Appendix A for use as sub-custodians for the Fund's securities and other assets:


                   (Insert banks and securities depositories)




Certified:

-------------------------
Fund's Authorized Officer

Date: ______________________